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As filed with the Securities and Exchange Commission on May 11, 2004

Registration No. 333-63854

Securities and Exchange Commission
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
Registration Statement under
the Securities Act of 1933

Harrah's Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	62-1411755 (I.R.S. Employer Identification No.)

One Harrah's Court
Las Vegas, Nevada 89119
(Address of Principal Executive Offices)

Harrah's Entertainment, Inc. 2001 Executive Stock Incentive Plan
(Full title of the plan)

Scott E. Wiegand
Corporate Secretary
One Harrah's Court, Las Vegas, NV 89119
(702) 407-6000
(Name, address, including zip code, and telephone number,
including area code of agent for service)

DEREGISTRATION OF SECURITIES

        Effective immediately upon the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (Registration No. 333-63854), Harrah's Entertainment, Inc. (the "Company") hereby deregisters 1,941,602 shares previously registered for sale under the Harrah's Entertainment, Inc. 2001 Executive Stock Incentive Plan (the "2001 Plan"). The deregistered shares represent shares remaining available for grant upon the termination of the 2001 Plan. The Company adopted, effective April 29, 2004, the Harrah's Entertainment, Inc. 2004 Equity Incentive Award Plan (the "2004 Plan") which replaces the 2001 Plan. Under the terms of the 2004 Plan, the shares deregistered hereby are available for grant under the 2004 Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on May 11, 2004.

Harrah's Entertainment, Inc.
By:	/s/ SCOTT E. WIEGAND Scott E. Wiegand Corporate Secretary

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DEREGISTRATION OF SECURITIES
SIGNATURES